UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14 (c)

of the Securities Exchange Act of 1934

Check the appropriate box:

☒	Preliminary Information Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5 (d)(2))

☐	Definitive Information Statement

NATIONAL WASTE MANAGEMENT HOLDINGS, INC.

(Name of Registrant as Specified in Its Charter)

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	1)	Title of each class of securities to which transaction applies:

	2)	Aggregate number of securities to which transaction applies:

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☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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NATIONAL WASTE MANAGEMENT HOLDINGS, INC.

5920 N. Florida Avenue

Hernando, FL 34442

NOTICE OF ACTION BY

WRITTEN CONSENT OF MAJORITY STOCKHOLDERS

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE REQUESTED NOT TO SEND US A PROXY

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS’

MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.

To the Holders of common stock of National Waste Management Holdings, Inc.:

The accompanying Information Statement is being furnished to the holders of shares of the common stock of National Waste Management Holdings, Inc. (the "Company" or “National Waste”), a Florida corporation.  The Board of Directors (the “Board”) is not soliciting your proxy and you are requested not to send us a proxy.  The purpose of this Information Statement is to notify you of the following actions already approved by written consent of a majority of the voting stockholders and the Board:

●	To file a Certificate of Amendment to our Articles of Incorporation (the “Articles of Incorporation”) to authorize 10,000,000 shares of Company’s preferred stock, no par value per share, with such rights, preferences and limitations as may be set from time to time by resolution of the Board and the filing of a certificate of designation as required by the applicable state and federal laws (the “Preferred Stock Authorization).

The Preferred Stock Authorization is more fully described in the accompanying Information Statement.  The written consent of a majority of the voting stockholders was in accordance with §607.0704 of the Florida Business Corporation Act, our Articles of Incorporation and our bylaws, each of which permits that any action which may be taken at a meeting of the stockholders may also be taken by the written consent of the holders of a majority of the voting power to approve the action at a meeting.  The accompanying Information Statement is being furnished to all of our stockholders in accordance with Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules promulgated by the U.S. Securities and Exchange Commission (“SEC”) thereunder, solely for the purpose of informing our stockholders of the action taken by the Written Consent before it becomes effective.   This information statement will be mailed on or about May __, 2015 to stockholders of the Record Date.

This is not a notice of a special meeting of stockholders and no stockholder meeting will be held to consider any matter which is described herein.

THE ACCOMPANYING INFORMATION STATEMENT IS BEING MAILED TO STOCKHOLDERS ON OR ABOUT May __, 2015.  WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

By Order of the Board of Directors

May __, 2015	/s/ Charles Teelon
Charles Teelon Chairman of the Board

NATIONAL WASTE MANAGEMENT HOLDINGS, INC.

5920 N. Florida Avenue

Hernando, FL 34442

INFORMATION STATEMENT

May __, 2015

Action by Written Consent of Majority Stockholders

WE ARE NOT ASKING YOU FOR A

PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

GENERAL INFORMATION

In this Information Statement we refer to National Waste Management Holdings, Inc., a Florida corporation, as the “Company,” “we,” “us,” or “our.”

This Information Statement is furnished by the Board of Directors (the “Board”) of National Waste to inform the stockholders of actions already approved by written consent (the “Written Consent”) as of April 15, 2015 (the “Record Date”) by the majority voting stockholders, Charles Teelon, Louis Pavgelio and Jeff Chartier (the “Majority Voting Stockholders”).  As of the Record Date, the Majority Voting Stockholders of record held 57,450,000 shares of our common stock, no par value (the “Common Stock”), which represents approximately 95.75% of the total stockholder voting power as of the Record Date.

Action by Written Consent

The following actions were approved by the written consent of the holders of a majority of our outstanding voting stock as of the Record Date, which we refer to as the Written Consent, in lieu of a special meeting:

●	To file a Certificate of Amendment to our Articles of Incorporation (the “Articles of Incorporation”) to authorize 10,000,000 shares of Company’s preferred stock, no par value per share (the “Preferred Stock”), with such rights, preferences and limitations as may be set from time to time by resolution of the Board.

The Preferred Stock Authorization is more fully described in the accompanying Information Statement.  The Written Consent was in accordance with the §607.0704 of the Florida Business Corporation Act, our Articles of Incorporation and our bylaws, each of which permits that any action which may be taken at a meeting of the stockholders may also be taken by the written consent of the holders of a majority of the voting power to approve the action at a meeting.  The accompanying Information Statement is being furnished to all of our stockholders in accordance with Section 14(c) of the Exchange Act, and the rules promulgated by the SEC thereunder, solely for the purpose of informing out stockholders of the action taken by the Written Consent before it becomes effective.   This information statement will be mailed on or about May __, 2015 to stockholders of the Record Date.

Pursuant to the Written Consent on April 15, 2015, the Majority Voting Stockholders approved the Preferred Stock Authorization to authorize 10,000,000 shares of Company’s Preferred Stock (the “Action”).

The Action was unanimously approved by our Board on April 15, 2015.

This Information Statement contains a brief summary of the material aspects of the Action approved by the Board and the Majority Voting Stockholders.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND A PROXY

RECOMMENDATION OF THE BOARD OF DIRECTORS

ABOUT THE INFORMATION STATEMENT

What is the Purpose of the Information Statement?

This Information Statement is being furnished to you pursuant to Section 14 of the Exchange Act to notify our stockholders of certain corporate action taken by the Majority Voting Stockholders pursuant to the Written Consent.  In order to eliminate the costs and management time involved in obtaining proxies and in order to effect the Action as early as possible to accomplish the purposes hereafter described, the Board elected to seek the written consent of the Majority Voting Stockholders to reduce the costs and implement the Action in a timely manner.

Who is Entitled to Notice?

Each outstanding share of Common Stock as of record on the Record Date will be entitled to notice of the actions to be taken pursuant to the Written Consent.

What Vote is Required to Approve the Action?

The affirmative vote of Majority Voting Stockholders of the Company outstanding on the Record Date is required for approval of the Action.  As of the Record Date, the Company had 60,000,000 shares of Common Stock issued and outstanding.  Each share of Common Stock entitles its holder to one vote on each matter submitted to the stockholders. Because the Majority Voting Stockholders, holding a majority of the voting rights of the Company as of the close of business on the Record Date, voted in favor of the Action, no other stockholder consents will be obtained in connection with this Information Statement.

Do I have appraisal rights?

Neither §607.0704 of the Florida Business Corporation Act nor our Articles of Incorporation or bylaws provide our stockholders with appraisal rights in connection with the Action discussed in this Information Statement.

ACTION TO BE TAKEN

This Information Statement contains a brief summary of the material aspects of the action approved by the Board and the Majority Voting Stockholders.

AMENDMENT TO ARTICLES OF INCORPORATION TO AUTHORIZE 10,000,000 PREFERRED STOCK

The Company’s Articles of Incorporation authorized the issuance of up to 60,000,000 shares of Common Stock. On April 15, 2015, the Board of Directors of the Company approved the Certificate of Amendment of our Articles of Incorporation, which is attached hereto as Exhibit A, to authorize the issuance of up to 10,000,000 shares of Preferred Stock, with such rights, preferences and limitations as may be set from time to time by resolution of the Board and the filing of a certificate of designation as required by the applicable state and federal laws.

The Board will file the Amendment with the Secretary of State of Florida. The authorizing of the Preferred Stock will become effective on the date of filing.

Reason for the Action

The Board believes that approving the Preferred Stock Authorization are in the best interest of the Company and its stockholders in that it will provide the Company with available preferred stock that could be issued for various corporate purposes which may be identified in the future, including acquisitions, stock options, convertible debt and equity financings.  The Board also believes that it is in the Company’s and its stockholders’ best interests to authorize the Action to authorize Preferred Stock to enable the Company to promptly take advantage of market conditions and the availability of favorable opportunities without the  delay and expense associated with holding a special meeting of stockholders, as well as to allow, from time to time, it in meeting the  obligations the Company has, or may have in the future,  to designate and issue shares of Preferred Stock. Although the Company has no other current financing plans, agreements or commitments for financing, if an opportunity should present itself, the Company may designate and issue shares of Preferred Stock in connection with such a financing from time to time.

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The Action will provide the Board with the ability to designate and issue Preferred Stock without further vote of the stockholders of the company, except as provided under the appropriate Florida corporate law or under the rules of any national securities exchange on which shares of stock of our company are then listed.

Advantages, Disadvantages and Effects of the Proposed Action

In addition to the foregoing, in our efforts to further our business, our Board may seek to complete additional financings in the near future. At this time we do not have any plans to issue any additional shares. However, if and when we do determine to pursue an additional financing or business transaction, having authorized Preferred Stock available for designation and issuance in the future may give us flexibility and allow such shares to be issued without the expense and delay of another stockholder meeting. At this time, the Preferred Stock Authorization is not related to any plans or intentions to enter into a merger, consolidation, acquisition or similar business transaction.

Further, there are certain advantages and disadvantages of the Action. The advantages include, among others, the ability to raise capital by issuing capital stock under the transactions described above, or other financing transactions, and to have shares of our capital stock available to pursue business expansion opportunities, if any. The disadvantages include, among others, the issuance of additional shares of our capital stock could be used to deter a potential takeover of us that may otherwise be beneficial to stockholders by diluting the shares held by a potential suitor or issuing shares to a stockholder that will vote in accordance with our Board’s desires. A takeover may be beneficial to independent stockholders because, among other reasons, a potential suitor may offer such stockholders a premium for their shares of stock compared to the then-existing market price. We do not have any plans or proposals to adopt provisions or enter into agreements that may have material anti-takeover consequences.

Authorized, but unissued shares of Preferred Stock, may be used by the Company for any purpose permitted under Florida law, including but not limited to, paying stock dividends or granting conversion rights to our Common Stock to stockholders, raising capital, providing equity incentives to employees, officers, directors, and service providers, and entering into transactions that the Board believes provide the potential for growth and profit. Although, except as discussed hereof, we presently have no plan, commitment, arrangement, understanding or agreement to issue shares of Preferred Stock (except pursuant to employee benefit plans or outstanding derivative securities), the Company may, in the future, issue Preferred Stock in connection with the activities described above or otherwise.

The Preferred Stock Authorization will not have any immediate effect on the rights of existing stockholders. However, as discussed above, if the stockholders approve the proposed amendment, our Board may cause the designation and issuance of Preferred Stock without further vote of our stockholders. These future issuances may have dilutive effect to our current common stockholders and may cause a reduction in the market price of our Common Stock. In addition, as discussed above, the proposed amendment could, under certain circumstances, have an anti-takeover effect, although this is not the intention of this Action. For example, in the event of a hostile attempt to obtain control of the Company, it may be possible for the Company to endeavor to impede the attempt by issuing shares of Preferred Stock with conversion rights to our Common Stock, which would dilute the voting power of the other outstanding shares and increasing the potential cost to acquire control of the Company. The proposed amendment therefore may have the effect of discouraging unsolicited takeover attempts, potentially limiting the opportunity for our stockholders to dispose of their shares at a premium, which is often offered in takeover attempts, or that may be available under a merger proposal. The proposed amendment may have the effect of permitting our current management, including the current Board, to retain its position, and place it in a better position to resist changes that stockholders may wish to make if they are dissatisfied with the conduct of our business. However, our Board is not aware of any attempt to take control of the Company, and our Board has not presented this Action with the intent that it be utilized as a type of anti-takeover device.

While the Action may have anti-takeover ramifications, the Board believes that the financial flexibility offered by such corporate actions will outweigh the disadvantages. To the extent that these corporate actions may have anti-takeover effects, third parties seeking to acquire us may be encouraged to negotiate directly with the Board, enabling us to consider the proposed transaction in a manner that best serves all of the stockholders’ interests.

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Dissenter’s Rights of Appraisal

Neither of §607.0704 of the Florida Business Corporation Act nor our Articles of Incorporation or bylaws provide our stockholders with dissenters’ or appraisal rights in connection with the Action discussed in this Information Statement

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

As disclosed under the section entitled “Action to be Taken”, the Board approved the Amendment, and Majority Voting Stockholders of the Company further approved the Amendment. Louis Paveglio is the President and Chief Executive Officer of the Company.

Except the foregoing and disclosed elsewhere in this Information Statement, being the commencement of our last financial year, none of the following persons has any substantial interest, direct or indirect, by security holdings or otherwise in any matter to be acted upon:

1.	Any director or officer of our corporation;

2.	Any proposed nominee for election as a director of our corporation; and

3.	Any associate or affiliate of any of the foregoing persons.

The shareholdings of our directors and officer are listed below in the section entitled “Principal Stockholders and Security Ownership of Management”.  To our knowledge, the directors have not advised that they intend to oppose the Amendments, as more particularly described herein.

OUTSTANDING VOTING SECURITIES

As of the date of the Record Date, the Company had 60,000,000 shares of Common Stock issued and outstanding. Each share of outstanding Common Stock is entitled to one vote on matters submitted for Stockholder approval.

On April 15, 2015, the holder of 95.75% of the outstanding shares of our Common Stock executed and delivered to the Company the Written Consent approving the actions set forth herein. Since the actions have been approved by the Majority Voting Stockholders, no proxies are being solicited with this Information Statement.

§607.0704 of the Florida Business Corporation Act provides in substance that unless the Company’s Articles of Incorporation provides otherwise, stockholders may take action without a meeting of stockholders and without prior notice if a consent or consents in writing, setting forth the action so taken, is signed by the holder(s) of outstanding stock having not less than the minimum number of votes that would be necessary to take such action at a meeting at which all shares entitled to vote thereon were present.

PRINCIPAL STOCKHOLDERS AND SECURITY OWNERSHIP OF MANAGEMENT

The following table sets forth certain information regarding our shares of Common Stock beneficially owned as of April 20, 2015, for (i) each stockholder known to be the beneficial owner of 5% or more of our outstanding shares of Common Stock, (ii) each named executive officer and director, and (iii) all executive officers and directors as a group. A person is considered to beneficially own any shares: (i) over which such person, directly or indirectly, exercises sole or shared voting or investment power, or (ii) of which such person has the right to acquire beneficial ownership at any time within 60 days through an exercise of stock options or warrants. Unless otherwise indicated, voting and investment power relating to the shares shown in the table for our directors and executive officers is exercised solely by the beneficial owner or shared by the owner and the owner’s spouse or children.

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For purposes of this table, a person or group of persons is deemed to have “beneficial ownership” of any shares of Common Stock that such person has the right to acquire within 60 days of April 20, 2015. For purposes of computing the percentage of outstanding shares of our Common Stock held by each person or group of persons named above, any shares that such person or persons has the right to acquire within 60 days of April 20, 2015 is deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. The inclusion herein of any shares listed as beneficially owned does not constitute an admission of beneficial ownership. Unless otherwise specified, the address of each of the persons set forth below is care of the company at the address of: 5920 N. Florida Avenue, Hernando, FL 34442.

	Amount and Nature of Beneficial Ownership
	Common Stock (1)		% Total
Name and Address of Beneficial Owner	No. of Shares	% of Class	Voting Power
Directors and Officers
Louis Paveglio, President, Chief Executive Officer & Director	11,490,000	19.15%	19.15%

Charles Teelon, Chairman of the Board & Treasurer	37,342,500	62.24%	62.24%

Jeff Chartier, Director (2)	8,617,500	14.36%	14.36%

All officers and directors as a group (three persons)	57,450,000	95.75%	95.75%

5% Security Holders: None

(1)	As used in this table, “beneficial ownership” means the sole or shared power to vote, or to direct the voting of, a security, or the sole or shared investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of, a security). In addition, for purposes of this table, a person is deemed, as of any date, to have “beneficial ownership” of any security that such person has the right to acquire within 60 days after such date.
(2)	Mr. Chartier individually holds 5,745,000 shares of Common Stock and 2,872,500 shares of Common Stock through Strategic Capital Markets, Inc, which he has voting and investment power over the shares beneficially owned by the entity.

INFORMATION STATEMENT COSTS

The cost of delivering this Information Statement, including the preparation, assembly and mailing of the Information Statement, as well as the cost of forwarding this material to the beneficial owners of our Common Stock will be borne by us. We may reimburse brokerage firms and others for expenses in forwarding Information Statement materials to the beneficial owners of our Common Stock.

HOUSEHOLDING OF INFORMATION STATEMENT

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” information statements. This means that only one copy of our information statement may have been sent to multiple stockholders in each household. We will promptly deliver a separate copy of either document to any stockholder upon written request to National Waste Management Holdings, Inc., 5920 N. Florida Avenue, Hernando, FL 34442. Attention: Louis Paveglio. Any stockholder who wants to receive separate copies of our Information Statement in the future, or any stockholder who is receiving multiple copies and would like to receive only one copy per household, should contact the stockholder’s bank, broker, or other nominee record holder, or the stockholder may contact us at the above address.

By Order of the Board of Directors

Date: May __, 2015	/s/ Charles Teelon
Charles Teelon
Chairman of the Board

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EXHIBIT A

CERTIFICATE OF AMENDMENT OF

ARTICLES OF INCORPORATION OF

NATIONAL WASTE MANAGEMENT HOLDINGS, INC.

National Waste Management Holdings, Inc., a corporation organized and existing under the laws of the State of Florida (the “Corporation”), does hereby certify:

FIRST: That a meeting of the Board of Directors of National Waste Management Holdings, Inc., resolutions were duly adopted setting forth a proposed amendment of the Articles of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Articles of Incorporation of this corporation be amended by changing the Article thereof numbered “IV” so that, as amended, said Article shall be and read as follows:

To increase the authorized shares of common stock, no par value, shall remain at 250,000,000 shares.

The authorized preferred shares shall be at 10,000,000 shares, no par value, with such rights, preferences and limitations as may be set from time to time by resolution of the Board and the filing of a certificate of designation as required by the applicable state and federal laws.

Such as: the total number of shares the company is authorized to issue is 260,000,000, of which 250,000,000 are common stock with no par value and 10,000,000 are preferred stock with no par value.

SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held upon notice in accordance with Section 607.0821 of the Florida Business Corporation Act at which meeting the necessary number of shares and votes as required by statute were voted in favor of the amendment.

THIRD: That said Amendment was duly adopted in accordance with the provisions of law of the State of Florida.

IN WITNESS WHEREOF, the Corporation has caused this certificate of Amendment to be signed by its officer thereunto duly authorized this _________ day of May, 2015.

National Waste Management Holdings, Inc.

By:
Name:	Louis Paveglio
Title:	President and CEO